PRICING SUPPLEMENT NO. 97-22 Dated January 8, 1998     Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                             BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                               (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:


                                                            Interest
Principal                     Settlement     Maturity       Rate
Amount          CUSIP #       Date           Date           Per Annum


$31,000,000     08172MHL3     01/13/1998     01/14/2003      6.03%

$20,000,000     08172MHM1     01/13/1998     01/14/2005      6.25%